As filed with the Securities and Exchange Commission on July 23, 2007
Registration No. 333-130681

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment
No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CapitalSource Inc.
(Exact name of Registrant as specified in its Charter)

Delaware	35-2206895
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(301) 841-2700
(Address and telephone number of registrant’s principal executive offices)

Steven A. Museles
Chief Legal Officer
CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(301) 841-2700
(Name, address and telephone number of agent for service)

Copies to:
James E. Showen, Esq.
Kevin L. Vold, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
         If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the box.    ☑
         If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☑
(cover continues on next page)

CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed
	Amount	offering	maximum	Amount of
Title of each class of	to be	price per	offering	registration
securities to be registered	registered(1)	unit(1)	price(1)	fee(1)

Debt Securities(2)

Preferred Stock, par value $0.01 per share(2)

Common Stock, par value $0.01 per share(2)

Warrants(3)

Purchase Contracts(4)

Depositary Shares, representing preferred stock(5)

Units(6)

Subsidiary Guarantee of Debt Securities(7)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange or other securities or that are issued in units or represented by depositary shares.

(2)	Also includes an indeterminate number of shares of preferred stock or common stock or amount of debt securities as may be issued upon conversion of or exchange for any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration will be received for the securities issuable upon conversion or in exchange for debt securities or preferred stock. Also consists of an indeterminate number of shares of common stock, preferred stock, depository shares or other securities of the registrant to be issuable by registrant upon settlement of the warrants, purchase contracts or units of the registrant.

(3)	An indeterminate amount of number of warrants is being registered hereunder, representing rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder.

(4)	Each purchase contract of the registrant obligates the registrant to sell, and the holder thereto to purchase, an indeterminate number of debt securities, shares of common stock, preferred stock, depository shares or warrants of the registrant.

(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(6)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or purchase contracts, which may or may not be separable from one another.

(7)	A subsidiary of CapitalSource Inc. may guarantee the debt securities of CapitalSource Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the debt securities being registered.

TABLE OF ADDITIONAL REGISTRANTS

	State or other Jurisdiction of	I.R.S. Employer
Exact Name of Registrant Guarantor(1)	Incorporation or Organization	Identification Number

CapitalSource Finance LLC	Delaware	52-2263026

(1)	The address for the additional registrant is 4445 Willard Avenue, 12th Floor, Chevy Chase, MD 20815.

EXPLANATORY NOTE
      This Registration Statement on Form S-3 (Registration No. 333-130681) of CapitalSource Inc. is being amended to add a subsidiary of CapitalSource Inc. as a Co-Registrant that is, or may potentially be, a guarantor of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
      The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee and the NASD filing fee, all the amounts listed are estimates.

SEC Registration Fee(1)	$184,883
NASD filing fee	75,500
Accounting Fees and Expenses	50,000
Legal Fees and Expenses	50,000
Printing and Engraving Expenses	50,000
Trustee Fees	10,000
Rating Agency Fees	2,000
Miscellaneous Expenses	7,617

Total	$430,000

(1)	Represents amounts previously paid in connection with Registration Statement No. 333-127044. Additional fees will be paid subsequently in advance of a particular offering.

Item 15.	Indemnification of Officers and Directors.
      Section 145 of the Delaware General Corporation Law sets forth provisions that define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers, employees or agents. Section 145 provides as follows:
      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
      (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
      (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
      (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
      Article VII of CapitalSource Inc.’s bylaws provides, in part, that we shall, to the full extent permitted under applicable law, indemnify and, upon request, advance expenses to any person:

“...made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative... arising out of, relating to, based upon, in connection with or due to the fact that such person is or was a director or officer of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation or is or was serving at the request of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan...”
      Section 102(b)(7) of the Delaware General Corporation Law permits corporations to eliminate or limit the personal liability of their directors by adding to the certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (a) any breach of any director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or (d) any transaction from which the director derived an improper personal benefit.
      Article VI of CapitalSource Inc.’s Second Amended and Restated Certificate of Incorporation provides that:

“[n]o director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall, automatically, without any action, be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omission occurring prior to, such repeal or modification.”

      In addition, we entered into indemnification agreements with each of our directors and officers. These indemnification agreements provide for the indemnification of our directors and officers to the fullest extent permitted by Delaware law, whether or not expressly provided for in our bylaws, and set forth the process by which claims for indemnification are considered.
      The officers, member and manager of CapitalSource Finance LLC may be insured and/or indemnified against liability incurred in their capacity as such pursuant to provisions in its limited liability company operating agreement. Copies of this organizational document is filed as an exhibit, identified below, to this registration statement and is incorporated herein by reference.
      The officers, member and manager of CapitalSource Finance LLC may also be insured and/or indemnified against liability incurred in their capacity as such pursuant to the provisions of Section 18-108 of the Delaware Limited Liability Company Act, which are set forth in the exhibit, identified below, to this registration statement and are incorporated herein by reference.

Item 16.	Exhibits

(a)	Exhibits
      The Exhibit Index filed herewith is incorporated herein by reference.

(b)	Financial Statement Schedules
      None.

Item 17.	Undertakings.
      (a) The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
      That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
      That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chevy Chase, State of Maryland, on July 23, 2007.

CAPITALSOURCE INC.

By:	/s/ John K. Delaney

John K. Delaney
Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint John K. Delaney, Thomas A. Fink and Steven A. Museles, and each and any of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
      Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 23, 2007:

Signature	Title

/s/ John K. Delaney John K. Delaney	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas A. Fink Thomas A. Fink	Chief Financial Officer (Principal Financial Officer)

/s/ David C. Bjarnason David C. Bjarnason	Chief Accounting Officer (Principal Accounting Officer)

* William G. Byrnes	Director

* Frederick W. Eubank, II	Director

* Andrew B. Fremder	Director

Signature	Title

* Jason M. Fish	Director

* Sara L. Grootwassink	Director

C. William Hosler	Director

* Timothy M. Hurd	Director

Lawrence C. Nussdorf	Director

* Thomas F. Steyer	Director

*Pursuant to Power of Attorney

By:	/s/ Steven A. Museles Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chevy Chase, State of Maryland, on July 23, 2007.

CAPITALSOURCE FINANCE LLC

By:	/s/ John K. Delaney

John K. Delaney
Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint John K. Delaney, Thomas A. Fink and Steven A. Museles, and each and any of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 23, 2007.

Signature	Title

/s/ John K. Delaney John K. Delaney	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas A. Fink Thomas A. Fink	Senior Vice President and CFO (Principal Executive Officer)

/s/ David C. Bjarnason David C. Bjarnason	Chief Accounting Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.*
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 3, 2006).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4.3	Form of Senior Debt Security.*

4.4	Form of Senior Debt Security Indenture.†

4.5	Form of Subordinated Debt Security.*

4.6	Form of Subordinated Debt Security Indenture.†

4.7	Form of Deposit Agreement for Depositary Shares (including form of depositary receipt).*

4.8	Form of Warrant Agreement of Registrant (including form of warrant certificate).*

4.9	Form of Unit Agreement of Registrant (including form of unit certificate).*

4.10	Form of Purchase Contract Agreement (including form of related security certificate).*

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.†
5.2	Opinion of Hogan & Hartson L.L.P. regarding the legality of the subsidiary guarantee being registered.**
8.1	Opinion of Hogan & Hartson L.L.P. regarding tax matters.†
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

23.1	Consent of Independent Registered Public Accounting Firm.**
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)†

23.3	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.2).**
23.4	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).†
24.1	Power of Attorney (included on signature pages).

25.1	Form T-1 Statement of Eligibility of Trustee (Senior Debt Security Indenture).†

25.2	Form T-1 Statement of Eligibility of Trustee (Subordinated Debt Security Indenture).†
99.1	Amended and Restated Operating Agreement of CapitalSource Finance LLC (incorporated by reference to Exhibit 99.1 to the registrant’s Registration Statement on Form S-3 (Registration No. 333-118738)).
99.2	Section 18-108 of the Delaware Limited Liability Company Act (incorporated by reference to Exhibit 99.3 to the registrant’s Registration Statement on Form S-3 (Registration No. 333-118738)).

*	To be filed by amendment or as an exhibit to a Form 8-K filed by the registrant in connection with any offering of securities registered hereby.

†	Previously filed.

**	Filed herewith.